                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               PREMIER PORTFOLIO
                         PREMIER TAX-EXEMPT PORTFOLIO
                    PREMIER U.S. GOVERNMENT MONEY PORTFOLIO

Special Meetings ("Meetings") of Shareholders of Premier Portfolio, Premier Tax-Exempt Portfolio, and Premier U.S. Government Money Portfolio, all investment portfolios of AIM Treasurer's Series Trust (Invesco Treasurer's Series Trust), a Delaware statutory trust ("Trust"), was held on March 9, 2017. The Meeting on March 9, 2017 was held for the following purposes:

(1) Elect 15 trustees to the Board, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit fund mergers and other significant transactions upon the Board's approval but without shareholder approval of such transactions

(3) Approve changing the fundamental investment restrictions regarding the purchase or sale of physical commodities

4(a) For all Portfolios other than Premier U.S. Government Money Portfolio; approve an amendment to the current Master Intergroup Sub-Advisory Contract to add Invesco PowerShares Capital Management LLC.

4(b) For all Portfolios other than Premier U.S. Government Money Portfolio; approve an amendment to the current Master Intergroup Sub-Advisory Contract to add Invesco Asset Management (India) Private Limited.

With respect to Proposal (3) above, the meeting for Premier U.S. Government Money Portfolio was adjourned until April 11, 2017. The results of the voting on all other above matters were as follows:

                                                     Votes
Matters                                Votes For    Withheld
-------                              ------------- ----------
(1)*  David C. Arch................. 3,612,350,908 21,254,066
      James T. Bunch................ 3,612,148,233 21,456,741
      Bruce L. Crockett............. 3,613,504,460 20,100,514
      Jack M. Fields................ 3,615,988,722 17,616,252
      Martin L. Flanagan............ 3,616,196,803 17,408,171
      Cynthia Hostetler............. 3,556,027,439 77,577,535
      Dr. Eli Jones................. 3,616,166,355 17,438,619
      Dr. Prema Mathai-Davis........ 3,555,792,517 77,812,457
      Teresa M. Ressel.............. 3,556,049,504 77,555,470
      Dr. Larry Soll................ 3,612,339,776 21,265,198
      Ann Barnett Stern............. 3,555,845,896 77,759,078
      Raymond Stickel, Jr........... 3,612,360,623 21,244,351
      Philip A. Taylor.............. 3,616,201,566 17,403,408
      Robert C. Troccoli............ 3,614,220,538 19,384,436
      Christopher L. Wilson......... 3,616,000,045 17,604,929

--------
* Each of proposal 1 and 2 required approval by a combined vote of all of the portfolios of AIM Treasurer's Series Trust (Invesco Treasurer's Series Trust).

                                                                   Sub-Item 77C

                                                 Votes      Votes     Broker
                                  Votes For     Against    Abstain   Non-Votes
                                ------------- ----------- --------- -----------
(2)* Approve an amendment to
     the Trust's Agreement and
     Declaration of Trust that
     would permit fund mergers
     and other significant
     transactions upon the
     Board's approval but
     without shareholder
     approval of such
     transactions.............. 3,022,600,423 287,756,915 6,111,499 317,136,137

                                                                   Sub-Item 77C

                                                  Votes      Votes    Broker
                                     Votes For   Against    Abstain  Non-Votes
                                    ----------- ---------- --------- ----------
(3)  Approve changing the
     fundamental investment
     restriction regarding the
     purchase or sale of
     physical commodities
     Premier Portfolio............. 604,954,360 42,588,840 1,735,892 18,166,181
     Premier Tax-Exempt
     Portfolio.....................  57,026,402    198,274   138,830    411,056

4(a) Approve an amendment to
     the current Master
     Intergroup Sub-Advisory
     Contract to add Invesco
     PowerShares Capital
     Management LLC
     Premier Portfolio............. 646,792,958    724,031 1,762,103 18,166,181
     Premier Tax-Exempt
     Portfolio.....................  56,938,899    259,917   164,690    411,056

4(b) Approve an amendment to
     the current Master
     Intergroup Sub-Advisory
     Contract to add Invesco
     Asset Management (India)
     Private Limited
     Premier Portfolio............. 646,581,811    950,203 1,747,078 18,166,181
     Premier Tax-Exempt
     Portfolio.....................  56,938,899    285,777   138,830    411,056

                   PREMIER U.S. GOVERNMENT MONEY PORTFORLIO

The Meeting on March 9, 2107 was adjourned until April 11, 2017 with respect to the following proposal:

(3) Approve changing the fundamental investment restriction regarding the purchase or sale of physical commodities.

The results of the voting on the above matter were as follows:

                                                Votes      Votes      Broker
Matter                           Votes For     Against    Abstain    Non-Votes
------                         ------------- ----------- ---------- -----------
(3)  Approve changing the
     fundamental investment
     restriction regarding
     the purchase or sale of
     physical commodities..... 4,244,734,034 147,842,251 19,816,126 266,290,660